UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 24, 2024

FINANCE OF AMERICA COMPANIES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40308	85-3474065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, Suite 400
Plano, Texas 75024
(Address of Principal Executive Offices, Including Zip Code)
(877) 202-2666
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FOA	New York Stock Exchange
Warrants to purchase shares of Class A Common Stock	FOA.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On June 24, 2024, certain of the direct and indirect subsidiaries of Finance of America Companies Inc. (the “Company”), including Finance of America Funding LLC (“FOA Funding”), Finance of America Equity Capital LLC (“FOA Equity Capital”), Finance of America Holdings LLC, Incenter LLC, Finance of America Mortgage LLC, Finance of America Reverse LLC and MM Risk Retention LLC (together, the “FOA Parties”), and certain holders of FOA Funding’s 7.875% Senior Notes due 2025 (the “2025 Unsecured Notes”) (or their investment advisors, sub-advisors or managers) (the “Initial Consenting Noteholders” and, together with any subsequent holder or beneficial holder of 2025 Unsecured Notes that becomes a party to the Exchange Offer Support Agreement (as defined below) by joinder, the “Consenting Noteholders,” and the Consenting Noteholders together with the FOA Parties, the “ESA Parties”) representing ownership of approximately 71.1% of the aggregate principal amount of the 2025 Unsecured Notes entered into an agreement (together with all exhibits, annexes and schedules thereto, the “Exchange Offer Support Agreement”) pursuant to which, among other things and subject to the terms and conditions set forth therein:

•The ESA Parties have agreed to the terms of, and to support, the transactions described below (together, the “Transactions”):
•the exchange offer (the “Exchange Offer”) for any and all of FOA Funding’s $350.0 million in aggregate principal amount of 2025 Unsecured Notes for (i) up to $200.0 million aggregate principal amount of 7.875% Senior Secured First Lien Notes due 2026 (subject to the interest rate increase to 8.875% per annum from the first anniversary of the issuance date thereof until maturity and to 9.875% per annum during any FOA Funding elected extension period to November 30, 2027, the “New First Lien Notes”), (ii) up to $150.0 million aggregate principal amount of 10.000% Exchangeable Senior First Lien Notes due 2029 (the “New First Lien Exchangeable Notes” and, together with the New First Lien Notes, the “New Securities”), for each of clauses (i) and (ii), on a ratable basis per $1,000 principal amount of 2025 Unsecured Notes exchanged and subject to ratable reduction on a dollar for dollar basis based on the aggregate principal amount of 2025 Unsecured Notes that do not participate in the Exchange Offer, if any, and (iii) a cash fee payable to holders of the 2025 Unsecured Notes that participate in the Exchange Offer equal to 0.25% of the principal amount of the New First Lien Notes and 0.25% of the principal amount of the New First Lien Exchangeable Notes issued to such holders; and
•a related consent solicitation (the “Consent Solicitation”) to eliminate substantially all of the covenants and events of default and other provisions contained in the 2025 Unsecured Notes and the indenture governing the 2025 Unsecured Notes.

•The ESA Parties have also agreed to:
•support the Transactions within the timeframes and subject to the conditions outlined in the Exchange Offer Support Agreement;
•not, directly or indirectly, object to, delay, impede or take (or cause any other person or entity to take) any action (or refrain from taking any action) to delay or interfere with, the implementation of the Transactions;
•use commercially reasonable efforts to take or cause to be taken (including affiliates in certain instances) all actions reasonably necessary to support and achieve the consummation of the Transactions, including, in the case of the Consenting Noteholders, tendering (and not revoking) their 2025 Unsecured Notes in the Exchange Offer and consenting (and not revoking) to the amendments of the Consent Solicitation, and in the case of the FOA Parties, obtaining additional support for the Exchange Offer and Consent Solicitation;
•negotiate, implement and execute the definitive documents for the Transactions in good faith; and
•not sell, pledge or otherwise transfer any 2025 Unsecured Notes unless the transferee is a Consenting Noteholder or agrees to be bound by and becomes a party to the Exchange Offer Support Agreement.

•Additionally, the FOA Parties have agreed to:
•pay and reimburse the reasonable and documented Consenting Noteholders’ counsel fees and expenses in connection with the Transactions; and
•use commercially reasonable efforts to obtain any regulatory and/or third party approvals necessary to consummate the Transactions.

The Exchange Offer Support Agreement may be terminated (i) by the FOA Parties or by the Consenting Noteholders that hold, in the aggregate, at least 50.1% of outstanding principal amount of 2025 Unsecured Notes held by all Consenting Noteholders, which must include the affirmative consent of each of the Initial Consenting Noteholders (the “Required Consenting Noteholders”), if, among other circumstances, (A) the Exchange Offer and Consent Solicitation are not consummated on or before September 30, 2024, (B) any governmental authority issues any final non-appealable ruling or order making illegal or otherwise enjoining, preventing or prohibiting the consummation of the Exchange Offer or any material portion of the Consent

Solicitation or (C) the FOA Parties or the Consenting Noteholders materially breach the Exchange Offer Support Agreement, which breach remains uncured in accordance with the terms of the Exchange Offer Support Agreement, and (ii) by the Required Consenting Noteholders, if, among other circumstances, (A) any definitive document is inconsistent in any material respect with the terms and conditions of the Exchange Offer Support Agreement, which has not been reversed or cured by the FOA Parties within one business day after notice thereof, (B) any event of default under the indenture governing the 2025 Unsecured Notes occurs and is not subject to forbearance or waiver and is not otherwise cured or (C) if the Libman Parties (as defined in the indenture governing the 2025 Unsecured Notes) do not participate and exchange all of the 2025 Unsecured Notes held by them on the same terms as the Consenting Noteholders.

The Exchange Offer Support Agreement also contains certain customary representations, warranties and other agreements by the parties thereto. The commencement and closing of the Transactions pursuant to the Exchange Offer Support Agreement is subject to, and conditioned upon, the satisfaction or waiver of certain conditions set forth therein, including finalizing the definitive documentation.

Additionally, on June 24, 2024, the Libman Parties notified the Company that they also intend to participate in the Transactions. As a result, the total amount of holders of 2025 Unsecured Notes intending to participate in the Transactions represent ownership of approximately 93.1% of the aggregate principal amount of the 2025 Unsecured Notes.

Simpson Thacher & Bartlett LLP served as counsel and Houlihan Lokey Capital, Inc. served as financial advisor to the Company and the FOA Parties.

The information contained herein is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security.

The foregoing is a summary of the material terms of, and is qualified by, the Exchange Offer Support Agreement and the exhibits thereto, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 24, 2024, certain stockholders of record as of such date, holding a majority in voting power of the outstanding capital stock of the Company, upon recommendation of the Company’s board of directors (the “Board”), executed and delivered a written consent to approve the issuance of any shares of the Company’s Class A Common Stock, par value $0.0001 per share, issuable upon exchange of the New First Lien Exchangeable Notes, as required under applicable rules of the New York Stock Exchange (the “Stock Settlement Issuance”).

The written consent, in lieu of a meeting, was approved by stockholders representing more than a majority of the voting power of the Company’s outstanding shares of capital stock, and in accordance with Section 228 of the Delaware General Corporation Law, the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws. Additional details about the Stock Settlement Issuance will be included in the Company’s definitive Information Statement to be filed with the Securities and Exchange Commission (“SEC”). The authorization of the Stock Settlement Issuance will become effective upon the issuance of the New First Lien Exchangeable Notes, which may be as early as the 20th day after the definitive Information Statement is mailed to the Company’s stockholders who did not execute the written consent approving the Stock Settlement Issuance. Notwithstanding receipt of the aforementioned stockholder approval, the Board retains discretion to consummate the Transactions.

Item 7.01. Regulation FD Disclosure.

On June 25, 2024, the Company issued a press release announcing the Exchange Offer Support Agreement and the related Transactions. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements include, but are not limited to, statements related to the Transactions, including the Company’s ability to complete the Transactions on commercially acceptable terms, on the timeline contemplated or at all, the Company’s ability to realize the intended benefits of the Transactions and the Stock Settlement Issuance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates,” or the negative version of these words or other comparable words. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this Current Report on Form 8-K. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. New factors emerge from time to time, and it is not possible for the Company’s management to predict all such factors or to assess the effect of each such new factor on its business. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements, or the Company’s objectives and plans will be achieved. Please refer to “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, for further information on these and other risk factors affecting the Company, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Exchange Offer Support Agreement, dated as of June 24, 2024, among FOA Funding, FOA Equity Capital, the other FOA Parties and the Initial Consenting Noteholders.
99.1*	Press Release, dated as of June 25, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Furnished Herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finance of America Companies Inc.

Date:	June 25, 2024	By:	/s/ Matthew A. Engel
Name: Matthew A. Engel
Title: Chief Financial Officer